Exhibit 99.1

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES FOURTH QUARTER & FULL YEAR 2012 RESULTS

NEW YORK, February 13, 2013 – MetLife, Inc. (NYSE: MET) today reported the following results for the fourth quarter and full year 2012:

Fourth Quarter Results

MetLife reported operating earnings* of $1.4 billion, or $1.25 per share, up 10% over the fourth quarter of 2011. Growth was driven by a 21% increase in operating earnings in the Americas and a 26% increase (34% when adjusted for the impact of foreign currency exchange rates) in the Europe, Middle East and Africa (EMEA) segment. Operating earnings in Asia were down 24% primarily due to the annual review of actuarial assumptions.

Fourth quarter 2012 operating earnings included the following items:

•	variable investment income above the company’s 2012 quarterly plan range by $80 million, or $0.07 per share, after tax and the impact of deferred policy acquisition costs (DAC);

•	favorable claim development related to prior accident years in the company’s property & casualty business of $13 million, or $0.01 per share, after tax;

•	catastrophes of $70 million, or $0.06 per share, after tax, above the company’s quarterly plan provision;

•	a $13 million, or $0.01 per share, after tax, negative impact from the annual global review of assumptions related to DAC, reserves and certain intangibles; and

•	certain reorganization costs of $23 million, or $0.02 per share, after tax.

On a GAAP basis, MetLife reported fourth quarter 2012 net income of $96 million, or $0.09 per share. Net income includes:

•	a deferred tax benefit of $324 million related to the conversion of the company’s Japan branch to a subsidiary and

•

a total after tax charge of $752 million associated with the global review of assumptions related to DAC, reserves and certain intangibles, of which $342 million, after tax, was reflected in the after tax total of $855 million in net derivative losses for the quarter. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $13.2 billion, up 15% over the fourth quarter of 2011. Excluding pension closeout sales (which often fluctuate significantly from quarter to quarter), total premiums, fees & other revenues grew 6%.

Net investment income* was $5.2 billion, up 6% over the fourth quarter of 2011, reflecting variable investment income above the 2012 quarterly plan range by $80 million, or $0.07 per share, after tax and the impact of DAC.

Book value, excluding accumulated other comprehensive income (AOCI), was $46.73 per share, up from $46.69 per share in the fourth quarter of 2011.

Full Year Results

For the full year 2012, MetLife reported operating earnings of $5.7 billion, or $5.28 per share, up 22% over 2011. The increase reflects operating earnings growth of 24% in the Americas, 18% in Asia and 8% in EMEA.

On a GAAP basis, MetLife reported full year 2012 net income of $1.2 billion, or $1.12 per share.

FOURTH QUARTER & FULL YEAR 2012 SUMMARY

($ in millions, except per share data)	Three months ended December 31			Year ended December 31
	2012	2011	Change	2012	2011	Change
Premiums, fees & other revenues	$13,184	$11,450	15%	$47,879	$45,449	5%
Total operating revenues	$18,359	$16,342	12%	$68,351	$65,087	5%

Net income (loss)	$96	$959	(90)%	$1,202	$6,155	(80)%
Net income (loss) per share	$0.09	$0.90	(90)%	$1.12	$5.76	(81)%

Operating earnings	$1,373	$1,244	10%	$5,686	$4,677	22%
Operating earnings per share	$1.25	$1.17	7%	$5.28	$4.38	21%

Book value per share	$57.17	$52.43	9%
Book value per share, excluding AOCI	$46.73	$46.69	—

*

Information regarding the non-GAAP financial measures included in this press release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Fourth Quarter 2012 Financial Supplement.

“In 2012, we grew operating earnings 22% over 2011 and achieved an operating ROE of 11.3% in the face of several economic challenges,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We are executing on our strategy, including shifting our business mix toward less capital-intensive products. We’re also growing our presence in emerging markets with our recent agreement to acquire AFP Provida in Chile, as well as our expansion in Central Europe, Turkey and India. Moving ahead, we will continue to take actions that create value for MetLife’s shareholders.”

BUSINESS DISCUSSIONS

All comparisons of the results for the fourth quarter 2012 in the business discussions that follow are with the fourth quarter of 2011, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the Fourth Quarter 2012 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

THE AMERICAS

Total operating earnings for the Americas increased 21% to $1.3 billion, driven by Retail, Corporate Benefit Funding and Latin America. Results in the Americas were impacted by $70 million, or $0.06 per share, after tax, in catastrophe losses driven by Superstorm Sandy that were above the company’s quarterly plan provision. This was partially offset by favorable claim development related to prior accident years of $13 million, or $0.01 per share, after tax.

Premiums, fees & other revenues for the Americas were $9.9 billion, up 18% due to growth across the segments and the benefit of a conversion of a participating pension contract to a nonparticipating closeout during the quarter. Excluding pension closeouts, premiums, fees & other revenues for the Americas were up 5%.

Retail

Operating earnings for Retail were $633 million, up 43% as higher net investment income, an increase in fees, the positive impact from the annual review of DAC assumptions and lower expenses were slightly offset by higher catastrophe losses. Premiums, fees & other revenues for Retail were $3.2 billion, up 4% primarily due to an increase in separate account fees. Fourth quarter 2012 variable annuity sales were $3.6 billion, down 51%. For the full year 2012, variable annuity sales were $17.7 billion – in line with the company’s plan of $17.5 to $18.5 billion.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $167 million, down 30% due to a write-down of an intangible asset in the dental business and higher catastrophe losses. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.0 billion, up 8% due to favorable sales and persistency across the business, particularly in dental.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $305 million, up 35% mostly due to strong interest margins and lower expenses. Premiums, fees & other revenues for Corporate Benefit Funding were $1.9 billion, up from $834 million due to the previously-mentioned conversion of a participating pension contract to a nonparticipating closeout during the quarter as well as an increase in pension closeout sales.

Latin America

Operating earnings for Latin America were $148 million, up 20% (18% on a constant currency basis) due to business growth in several countries and a one-time tax-related benefit. Premiums, fees & other revenues in Latin America were $839 million, up 6% (4% on a constant currency basis). Total sales for the region increased 26%, driven by growth in Mexico, Chile, Brazil and Argentina.

ASIA

Operating earnings for Asia were $198 million, down 24% as growth in the business, continued expense discipline and higher net investment income were offset by the negative impact of the annual review of actuarial assumptions. This annual review lowered operating earnings by $62 million, after tax, and mostly reflects changes in long-term lapse assumptions in Japan.

Premiums, fees & other revenues in Asia were $2.5 billion, up 11% (14% on a constant currency basis) due to strong revenue growth in Japan, Korea and Australia as well as improved persistency in Japan. Total sales for the region declined 4% as consistent sales in Japan and Korea were offset by declines in other countries.

EMEA

Operating earnings for EMEA were $59 million, up 26% (34% on a constant currency basis), reflecting business growth in several countries. EMEA premiums, fees & other revenues were $678 million, down 3% (1% on a constant currency basis) as growth in the Gulf and Turkey was offset by the company’s exit from fixed annuities in the U.K. Total sales for the region increased 14% due to growth in the Gulf, Turkey and Russia and despite the challenging economic environment in Western Europe.

INVESTMENTS

Net investment income was $5.2 billion, up 6%. Variable investment income was $376 million ($242 million, after tax and DAC), compared with $135 million ($88 million, after tax and DAC) in the fourth quarter of 2011.

Investment portfolio net losses were $2 million, after tax, compared with investment portfolio net losses of $213 million, after tax in the fourth quarter of 2011.

A change in variable annuity policyholder behavior assumptions, increases in interest rates, changes in foreign currencies and the impact of MetLife’s credit spreads during the quarter contributed to derivative net losses of $924 million, after tax and other adjustments. Derivative net gains in the fourth quarter of 2011 were $351 million, after tax and other adjustments. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $137 million, compared with an operating loss of $95 million. Results in the fourth quarter of 2012 reflect certain reorganization costs of $23 million, or $0.02 per share, after tax.

Conference Call

MetLife will hold its fourth quarter and full year 2012 earnings conference call and audio Webcast on Thursday, February 14, 2013, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (800) 230-1074 (U.S.) or (612) 288-0337 (outside the U.S.). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, February 14, 2013, until Thursday, February 21, 2013 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844. The access code for the replay is 277722. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues and operating ROE, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating) and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Fourth Quarter 2012 Financial Supplement and/or in the tables that accompany this earnings press release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the “fiscal cliff” in the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (18) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (19) downgrades in our claims paying ability, financial strength or credit ratings; (20) ineffectiveness of risk management policies and procedures; (21) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (22) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (23) catastrophe losses; (24) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (25) unanticipated changes in industry trends; (26) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) changes in accounting standards, practices and/or policies; (28) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (29) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (30) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (31) adverse results or other consequences from litigation, arbitration or regulatory investigations; (32) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (33) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (34) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (35) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber- or other information security systems and management continuity planning; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (37) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

# # #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$10,585	$9,148	$37,911	$36,269
Universal life and investment-type product policy fees	2,156	1,882	8,212	7,528
Net investment income	5,175	4,892	20,472	19,638
Other revenues	443	420	1,756	1,652

Total operating revenues	18,359	16,342	68,351	65,087

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	10,704	8,926	37,770	36,241
Interest credited to policyholder account balances	1,589	1,536	6,242	6,057
Capitalization of DAC	(1,308)	(1,398)	(5,284)	(5,549)
Amortization of DAC and VOBA	946	1,060	4,177	4,355
Amortization of negative VOBA	(99)	(143)	(555)	(619)
Interest expense on debt	292	326	1,190	1,304
Other expenses	4,266	4,257	16,680	16,620

Total operating expenses	16,390	14,564	60,220	58,409

Operating earnings before provision for income tax	1,969	1,778	8,131	6,678
Provision for income tax expense (benefit)	565	503	2,323	1,879

Operating earnings	1,404	1,275	5,808	4,799
Preferred stock dividends	31	31	122	122

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,373	$1,244	$5,686	$4,677

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,404	$1,275	$5,808	$4,799
Adjustments from operating earnings to income (loss) from continuing operations:
Net investment gains (losses)	(200)	(558)	(352)	(867)
Net derivative gains (losses)	(1,315)	591	(1,919)	4,824
Premiums	4	23	64	92
Universal life and investment-type product policy fees	94	68	344	278
Net investment income	373	35	1,512	(53)
Other revenues	18	234	150	880
Policyholder benefits and claims and policyholder dividends	(644)	(485)	(1,586)	(676)
Interest credited to policyholder account balances	(459)	37	(1,487)	454
Capitalization of DAC	—	2	5	9
Amortization of DAC and VOBA	(52)	73	(22)	(543)
Amortization of negative VOBA	17	18	67	78
Interest expense on debt	(38)	(43)	(166)	(325)
Other expenses	(244)	(498)	(1,431)	(1,645)
Goodwill impairment	—	—	(1,868)	—
Provision for income tax (expense) benefit (1)	1,147	191	2,195	(914)

Income (loss) from continuing operations, net of income tax	105	963	1,314	6,391
Income (loss) from discontinued operations, net of income tax	31	25	48	24

Net income (loss)	136	988	1,362	6,415
Less: Net income (loss) attributable to noncontrolling interest	9	(2)	38	(8)

Net income (loss) attributable to MetLife, Inc.	127	990	1,324	6,423
Less: Preferred stock dividends	31	31	122	122
Less: Preferred stock redemption premium	—	—	—	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$96	$959	$1,202	$6,155

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	2012		2011		2012		2011
		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted
		(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,373	$1.25	$1,244	$1.17	$5,686	$5.28	$4,677	$4.38

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses)	(200)	(0.18)	(558)	(0.52)	(352)	(0.33)	(867)	(0.81)
Add: Net derivative gains (losses)	(1,315)	(1.20)	591	0.55	(1,919)	(1.78)	4,824	4.52
Add: Goodwill impairment	—	—	—	—	(1,868)	(1.73)	—	—
Add: Other adjustments to continuing operations	(931)	(0.85)	(536)	(0.50)	(2,550)	(2.36)	(1,451)	(1.36)
Add: Provision for income tax (expense) benefit (1)	1,147	1.05	191	0.18	2,195	2.04	(914)	(0.86)
Add: Income (loss) from discontinued operations, net of income tax	31	0.03	25	0.02	48	0.04	24	0.02
Less: Net income (loss) attributable to noncontrolling interests	9	0.01	(2)	—	38	0.04	(8)	(0.01)
Less: Preferred stock redemption premium	—	—	—	—	—	—	146	0.14

Net income (loss) available to MetLife, Inc.’s common shareholders	$96	$0.09	$959	$0.90	$1,202	$1.12	$6,155	$5.76

Weighted average common shares outstanding—diluted		1,097.5		1,066.3		1,076.8		1,068.1

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$13,184	$11,450	$47,879	$45,449
Add: Adjustments to premiums, fees and other revenues	116	325	558	1,250

Total premiums, fees and other revenues	$13,300	$11,775	$48,437	$46,699

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$18,359	$16,342	$68,351	$65,087
Add: Net investment gains (losses)	(200)	(558)	(352)	(867)
Add: Net derivative gains (losses)	(1,315)	591	(1,919)	4,824
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	5	—	15	14
Add: Other adjustments to revenues	484	360	2,055	1,183

Total revenues	$17,333	$16,735	$68,150	$70,241

Total operating expenses	$16,390	$14,564	$60,220	$58,409
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(38)	16	41	526
Add: Goodwill impairment	—	—	1,868	—
Add: Other adjustments to expenses	1,458	880	4,579	2,122

Total expenses	$17,810	$15,460	$66,708	$61,057

	December 31,
	2012	2011
Book Value Per Common Share (3)
Book value per common share, excluding accumulated other comprehensive income (loss)—(actual common shares outstanding)	$46.73	$46.69
Add: Accumulated other comprehensive income (loss) per common share	10.44	5.74

Book value per common share—(actual common shares outstanding)	$57.17	$52.43

Common shares outstanding, end of period (in millions)	1,091.7	1,058.0

	Year Ended	Year Ended
	December 31,	December 31,
	2012	2011
Return on MetLife, Inc.’s Common Equity
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (4)	11.3%	10.1%
Operating return on MetLife, Inc.’s common equity (4)	9.6%	9.3%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (5)	2.4%	13.2%
Return on MetLife, Inc.’s common equity (5)	2.0%	12.2%

See footnotes on last page

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In millions)		(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,253	$1,033	$4,769	$3,852
Add: Net investment gains (losses)	112	(57)	310	145
Add: Net derivative gains (losses)	(649)	828	(20)	3,914
Add: Goodwill impairment	—	—	(1,692)	—
Add: Other adjustments to continuing operations	(704)	(415)	(1,575)	(1,107)
Add: Provision for income tax (expense) benefit	442	(128)	671	(1,082)
Add: Income (loss) from discontinued operations, net of income tax	29	(2)	46	64
Less: Net income (loss) attributable to noncontrolling interest	1	(6)	2	(3)

Net income (loss) available to MetLife, Inc.’s common shareholders	$482	$1,265	$2,507	$5,789

Retail:
Operating earnings available to common shareholders	$633	$444	$2,002	$1,335
Add: Net investment gains (losses)	34	24	212	158
Add: Net derivative gains (losses)	(475)	562	162	2,321
Add: Goodwill impairment	—	—	(1,692)	—
Add: Other adjustments to continuing operations	(638)	(392)	(1,260)	(709)
Add: Provision for income tax (expense) benefit	379	(69)	532	(619)
Add: Income (loss) from discontinued operations, net of income tax	23	(2)	33	35
Less: Net income (loss) attributable to noncontrolling interest	—	—	—	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$(44)	$567	$(11)	$2,520

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$167	$240	$960	$891
Add: Net investment gains (losses)	(18)	(10)	(7)	(26)
Add: Net derivative gains (losses)	(162)	114	(63)	1,203
Add: Other adjustments to continuing operations	(34)	(36)	(141)	(137)
Add: Provision for income tax (expense) benefit	76	(23)	75	(363)
Add: Income (loss) from discontinued operations, net of income tax	2	—	2	2
Less: Net income (loss) attributable to noncontrolling interest	—	(1)	—	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$31	$286	$826	$1,571

Corporate Benefit Funding:
Operating earnings available to common shareholders	$305	$226	$1,224	$1,112
Add: Net investment gains (losses)	86	(66)	107	19
Add: Net derivative gains (losses)	(8)	146	(157)	426
Add: Other adjustments to continuing operations	8	26	19	79
Add: Provision for income tax (expense) benefit	(30)	(35)	11	(182)
Add: Income (loss) from discontinued operations, net of income tax	4	—	11	27
Less: Net income (loss) attributable to noncontrolling interest	1	(5)	1	(3)

Net income (loss) available to MetLife, Inc.’s common shareholders	$364	$302	$1,214	$1,484

Latin America:
Operating earnings available to common shareholders	$148	$123	$583	$514
Add: Net investment gains (losses)	10	(5)	(2)	(6)
Add: Net derivative gains (losses)	(4)	6	38	(36)
Add: Other adjustments to continuing operations	(40)	(13)	(193)	(340)
Add: Provision for income tax (expense) benefit	17	(1)	53	82
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interest	—	—	1	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$131	$110	$478	$214

Asia:
Operating earnings available to common shareholders	$198	$259	$1,037	$880
Add: Net investment gains (losses)	(174)	(109)	(342)	(305)
Add: Net derivative gains (losses)	(159)	(27)	(170)	202
Add: Other adjustments to continuing operations	(21)	12	(32)	14
Add: Provision for income tax (expense) benefit (1)	424	58	483	44
Add: Income (loss) from discontinued operations, net of income tax	—	27	—	(44)
Less: Net income (loss) attributable to noncontrolling interest	1	8	26	9

Net income (loss) available to MetLife, Inc.’s common shareholders	$267	$212	$950	$782

EMEA:
Operating earnings available to common shareholders	$59	$47	$271	$251
Add: Net investment gains (losses)	(6)	(221)	31	(525)
Add: Net derivative gains (losses)	5	3	61	32
Add: Other adjustments to continuing operations	—	(4)	(22)	(75)
Add: Provision for income tax (expense) benefit	(30)	57	(48)	164
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interest	3	(6)	9	(12)

Net income (loss) available to MetLife, Inc.’s common shareholders	$25	$(112)	$284	$(141)

Corporate & Other:
Operating earnings available to common shareholders	$(137)	$(95)	$(391)	$(306)
Add: Net investment gains (losses)	(132)	(171)	(351)	(182)
Add: Net derivative gains (losses)	(512)	(213)	(1,790)	676
Add: Goodwill impairment	—	—	(176)	—
Add: Other adjustments to continuing operations	(206)	(129)	(921)	(283)
Add: Provision for income tax (expense) benefit	311	204	1,089	(40)
Add: Income (loss) from discontinued operations, net of income tax	2	—	2	4
Less: Net income (loss) attributable to noncontrolling interest	4	2	1	(2)
Less: Preferred stock redemption premium	—	—	—	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$(678)	$(406)	$(2,539)	$(275)

See footnotes on last page.

MetLife, Inc.

GAAP Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In millions)
Revenues
Premiums	$10,589	$9,171	$37,975	$36,361
Universal life and investment-type product policy fees	2,250	1,950	8,556	7,806
Net investment income	5,548	4,927	21,984	19,585
Other revenues	461	654	1,906	2,532
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(36)	(399)	(346)	(924)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(10)	(26)	29	(31)
Other net investment gains (losses)	(154)	(133)	(35)	88

Total net investment gains (losses)	(200)	(558)	(352)	(867)
Net derivative gains (losses)	(1,315)	591	(1,919)	4,824

Total revenues	17,333	16,735	68,150	70,241

Expenses
Policyholder benefits and claims	11,029	9,095	37,987	35,471
Interest credited to policyholder account balances	2,048	1,499	7,729	5,603
Policyholder dividends	319	316	1,369	1,446
Goodwill impairment	—	—	1,868	—
Other expenses	4,414	4,550	17,755	18,537

Total expenses	17,810	15,460	66,708	61,057

Income (loss) from continuing operations before provision for income tax	(477)	1,275	1,442	9,184
Provision for income tax expense (benefit) (1)	(582)	312	128	2,793

Income (loss) from continuing operations, net of income tax	105	963	1,314	6,391
Income (loss) from discontinued operations, net of income tax	31	25	48	24

Net income (loss)	136	988	1,362	6,415
Less: Net income (loss) attributable to noncontrolling interests	9	(2)	38	(8)

Net income (loss) attributable to MetLife, Inc.	127	990	1,324	6,423
Less: Preferred stock dividends	31	31	122	122
Preferred stock redemption premium	—	—	—	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$96	$959	$1,202	$6,155

(1)	Includes deferred tax benefit of $324 million related to the conversion of the Japan branch to a subsidiary for both the three months and year ended December 31, 2012.
(2)	For the three months and year ended December 31, 2012, and for the three months ended December 31, 2011, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding—diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share—diluted and net income available to MetLife, Inc.’s common shareholders per common share—diluted.
(3)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.
(4)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.
(5)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.